Exhibit 99.1

Contacts:
Daniel Mahoney	Nicholas Manganaro
Chief Financial Officer	Sharon Merrill Associates, Inc.
Charles River Associates	crai@investorrelations.com
617-425-3505	617-542-5300

Charles River Associates (CRA) Increases Credit Facility by $50 Million

Increase Reflects Company’s Growth During Prior Eight Years

BOSTON, January 14, 2021— Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial, and management consulting services, today announced that the Company has increased its revolving credit facility from $125 million to $175 million. The additional $50 million in commitments will provide working capital to support continued growth in the business and fund other general corporate purposes. During the fiscal year ended January 2, 2021, CRA’s maximum fiscal quarter-end loan borrowings on its revolving credit facility were $70 million, which were completely repaid by year end.

“Our credit facility is an important element in our capital allocation strategy that enables CRA to manage intra-year working capital needs, as evidenced by our history of ending each year with zero loan borrowings,” said Paul Maleh, CRA’s president and chief executive officer. “CRA has nearly doubled in size since 2013 when we last expanded our credit facility. This new increase will provide financial flexibility to support further growth of the business while facilitating the continued return of capital to shareholders. We appreciate the support and confidence of our bank group and look forward to continuing to work together in the future.”

About Charles River Associates (CRA)

Charles River Associates® is a leading global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.

Safe Harbor Statement

Statements in this press release concerning our future business, operating results and financial condition, including those concerning our expectations regarding the return of capital to shareholders, the payment of any future quarterly dividends and the level and extent of any purchases under our share repurchase program, and statements using the terms “will,” “outlook,” “expect,” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual performance and results may differ materially from the performance and results contained in or implied by the forward-looking statements made herein, due to many important factors. These factors include, but are not limited to, the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions; the timing of engagements for our services; the effects of competitive services and pricing; our ability to attract and retain key employee or non-employee experts; the inability to integrate and utilize existing consultants and personnel; the decline or reduction in project work or activity; global economic conditions including less stable political and economic environments; the extent and duration of the impact of the COVID-19 pandemic on our operations and results, including the effects on the financial health of our clients, and the impact of the imposition of public health measures and travel, health-related, business and other restrictions; foreign currency exchange rate fluctuations; unanticipated expenses and liabilities; risks inherent in international operations; changes in tax law or accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; and professional and other legal liability or settlements. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors” (all of which risks may be amplified by the COVID-19 pandemic). The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. Except as may be required by law, we undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.